Exhibit 99.1

INTERLEUKIN GENETICS ANNOUNCES MANAGEMENT AND BOARD APPOINTMENTS

Names Thomas Gerson as Chief Financial Officer and James Weaver as Chairman

WALTHAM, MA — September 6, 2007- Interleukin Genetics, Inc. (AMEX:ILI) announced today that Thomas Gerson has been named Chief Financial Officer.  The Interleukin Board also appointed James Weaver as Chairman of the Board of Directors.  In addition, Nazneen Aziz has joined the company as Vice President, Research and Development.

“We are pleased to welcome Tom to Interleukin,” said Thomas Curran, Interim Chief Executive Officer. “Tom’s more than 25 years of financial and industry experience, as well as his leadership and strategy skills will help the company focus on our current business objectives.  Also, Nazneen is an excellent addition to our research and development team.  She will focus primarily on guiding the development of pharmacogenetic and nutrigenetic tests and matching preventive/therapeutic products for medical applications.”

Interleukin also announced that current Director James Weaver has been appointed as Chairman of the Board.  Mr. Curran will remain on the Board as a Director, and focus on his role as Interim Chief Executive Officer.

Mr. Curran concluded, “With the announcements today, we are confident that Interleukin has a very strong leadership team in place to make progress on our goals.  Interleukin is continuing its search to complete this team with the best possible candidate for the role of permanent CEO.”

Thomas Gerson has held various financial and leadership roles for more than 25 years. Most recently he was Chief Financial Officer and VP of Business Operations at HistoRx, Inc. Previously, he was Chief Financial Officer, Treasurer and Assistant Secretary at CGI Pharmaceuticals, Inc., Director of Financial Planning and Analysis for the Sanofi Research Division and  Sterling Winthrop Consumer Health Group at Sanofi Pharmaceuticals/Sterling Winthrop Inc. and Group Controller of Fluorine Products at Allied Signal, Inc. He holds a Bachelor of Arts in Economics and History from Boston College, and a Master of Business Administration in Finance from the University of Chicago.

Dr. Aziz has held executive management and product development positions at Novartis and at various biotechnology companies. She most recently was Vice-President of External Research at Point Therapeutics with responsibility for development of drugs in oncology and diabetes.  She was employed previously at Interleukin Genetics as Director of Functional Genetics, and has extensive knowledge of Interleukin’s technology. Dr. Aziz received her PhD in molecular biology from the Massachusetts Institute of Technology, and did post doctoral training in molecular biology and genetics at both Harvard and the Whitehead Institute of Biomedical Research at MIT.  Before joining the industry, she spent several years in academics as Assistant Professor at Harvard Medical School and Children’s Hospital.

About Interleukin

Interleukin Genetics, Inc. (AMEX: ILI) is a genetics-focused personalized health company that develops preventive consumer products and genetic tests for sale to the emerging personalized health market.  Focused on the future of health and medicine, Interleukin uses its leading genetics research and scientific capabilities to develop and test innovative preventive and therapeutic products.  Interleukin currently offers an array of Nutraceuticals and OTCeuticals, including Ginkoba®, Ginsana® and Venastat® which are sold at the nation’s largest food, drug and mass retailers, and has commercialized genetic tests for periodontal disease risk assessment, cardiovascular risk assessment, and general nutrition assessment. Interleukin is headquartered in Waltham, MA. For more information about Interleukin and its ongoing programs, please visit www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of market acceptance of our products, the risk of technology and product obsolescence, delays in product development, the performance of our commercial partners, the availability of adequate capital, the actions of our competitors and other competitive risks, and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 as amended, filed with the Securities and Exchange Commission, our quarterly reports on Form 10-Q and other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

For Interleukin Genetics:
Paul Voegelin (781) 398-0700

Additional Contacts for Media / Investors:
Erin Duggan (212) 445-8238, Weber Shandwick
Rich Tauberman (201) 964-2408, Financial Relations Board